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Exhibit 99.1

QWEST LOGO	NEWS

QWEST COMMUNICATIONS INTERNATIONAL INC. ANNOUNCES
PRIVATE DEBT EXCHANGE OFFER FOR $12.9 BILLION OF DEBT
SECURITIES OF QWEST CAPITAL FUNDING, INC.

        DENVER, November 20, 2002—Qwest Communications International Inc. (NYSE: Q; QCII) announced today that it has commenced a private offer to exchange $12,902,653,000 aggregate principal amount of outstanding debt securities of Qwest Capital Funding, Inc. (QCF), a wholly-owned subsidiary of QCII, in a private placement for new debt securities. The new securities include up to $4,000,000,000 of new senior subordinated secured notes of Qwest Services Corporation (QSC), a wholly-owned subsidiary of QCII. To the extent the offer of new QSC notes is oversubscribed, new senior secured notes of QCII will be issued.

        The offer is made only to qualified institutional buyers and institutional accredited investors inside the United States and to non-U.S. investors located outside the United States. The purpose of this private exchange offer is to reduce outstanding indebtedness and extend some near-term debt maturities.

        The new QSC notes to be issued in this offer will be senior subordinated secured obligations of QSC (new QSC notes), secured by a junior lien on QSC's assets that secure its bank debt, principally the capital stock of Qwest Corporation. To the extent that the offer of new QSC notes is oversubscribed, tendering eligible holders of the existing QCF notes will receive new QSC notes on a prorated basis. The remaining portion of tendering eligible holders' existing QCF notes will be exchanged for new QCII notes that will have the same principal amount, coupon and maturity date as their existing QCF notes. In addition, the new QCII notes will be secured by a first lien on the stock of QSC.

        The offer will expire at 11:59 p.m., New York City time, on December 20, 2002, unless extended. The offer is subject to certain conditions as described in the confidential offering memorandum.

        The table below lists the series of QCF notes that are the subject of the offer as well as the series of new QSC notes to be issued in the offer subject to proration.

		For Each $1,000 Principal Amount of Existing QCF Notes:
Outstanding Aggregate Principal Amount	Existing QCF Notes To Be Exchanged
		$ Amount	Of New QSC Notes
$1,250,000,000	5.875% Notes due 2004	$825	New QSC 13.0% Notes due 2007
$500,000,000	6.250% Notes due 2005	$750	New QSC 13.0% Notes due 2007
$1,250,000,000	7.750% Notes due 2006	$680	New QSC 13.0% Notes due 2007
$583,839,000	6.375% Notes due 2008	$625	New QSC 13.5% Notes due 2010
$1,984,990,000	7.000% Notes due 2009	$635	New QSC 13.5% Notes due 2010
$1,745,885,000	7.900% Notes due 2010	$640	New QSC 13.5% Notes due 2010
$2,250,000,000	7.250% Notes due 2011	$635	New QSC 13.5% Notes due 2010
$393,370,000	6.500% Debentures due 2018	$525	New QSC 14.0% Notes due 2014
$477,850,000	7.625% Notes due 2021	$540	New QSC 14.0% Notes due 2014
$1,476,889,000	6.875% Debentures due 2028	$545	New QSC 14.0% Notes due 2014
$989,830,000	7.750% Notes due 2031	$545	New QSC 14.0% Notes due 2014

        Each of the New QSC 13.0% Notes due 2007, the New QSC 13.5% Notes due 2010, and the New QSC 14.0% Notes due 2014 is a separate series of debt securities which will have its own CUSIP numbers. Each series of New QCII Notes is a separate series of debt securities which will have its own CUSIP numbers.

        Accrued interest up to but not including the settlement date will be paid in cash on all validly tendered and accepted QCF notes. The new QSC notes and new QCII notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. QSC and QCII will enter into a registration rights agreement pursuant to which they will agree to file an exchange offer registration statement with the Securities and Exchange Commission with respect to the new QSC notes and new QCII notes.

        Informational documents relating to the offer will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Noteholders who desire additional copies of the eligibility letter may contact Mellon Investor Services, the information agent for the offer, toll free at (866) 293-6625.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Qwest

        Qwest Communications International Inc. (NYSE: Q) is a leading provider of voice, video and data services to more than 25 million customers. The company's 53,000-plus employees are committed to the "Spirit of Service" and providing world-class services that exceed customers' expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

# # #

        This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; the effects of our anticipated restatement of historical financial statements including delays in or restrictions on our ability to access the capital markets or other adverse effects to our business and financial position; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into our accounting policies, practices and procedures; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of our chief executive and chief financial officers to provide certain certifications relating to certain public filings; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete; changes in demand for our products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; and changes in the outcome of future events from the assumed outcome included in our significant accounting policies.

        The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

        The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Tyler Gronbach	Stephanie Comfort
	303-992-2155	800-567-7296
	tyler.gronbach@qwest.com	IR@qwest.com

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  Exhibit 99.1